WASHINGTON, DC 20549
FORM 8 - K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 24, 2003

Florida East Coast Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida (State of Incorporation)	001-08728 (Commission File No.)	59-2349968 (IRS Employer ID No.)

One Malaga Street
St. Augustine, Fl 32085-1048
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(904) 829-3421

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of
1935, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Florida East Coast Industries, Inc.
(Registrant)

Date: July 24, 2003	By:	/s/ Richard G. Smith

Name: Richard G. Smith
Title: Executive Vice President, Chief Financial Officer

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 1 — Supplemental Real Estate Information Package — June 30, 2003

Item 9. Furnished Information.

On July 24, 2003, data about the Company’s real estate holdings were made available in a document entitled “Supplemental Real Estate Information Package” on the Company’s website http://www.feci.com.

Attached hereto as Exhibit 1 is the document “Supplemental Real Estate Information Package – June 30, 2003” which provides additional information about the Company’s real estate holdings.